UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2010

XTRA-GOLD RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-139037	91-1956240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Bay Street, Suite 301, Toronto, Ontario, Canada	M5H 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(416) 366-4227

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2010 Mr. Paul Zyla was appointed to the Board of Directors of Xtra-Gold Resources Corp. Mr. Zyla has previously served as a member of our Board of Directors and our Chief Executive Officer from April 2003 until November 2005. Since 2005, Mr. Zyla, 65, has been self employed as a consultant in the mining industry. In addition, since November 2009 Mr. Zyla has also served as President and a member of the Board of Directors of Verbina Resources, Inc. (TSX-V: VUR), a mineral exploration company engaged in the acquisition, exploration and development of mineral properties in the Province of Ontario, Canada.

We consider Mr. Zyla to be an “independent director” within the meaning of Rule 5605 of the NASDAQ Marketplace Rules.

As compensation for his services to us, he will receive a director fee of $1,500 per quarter and 108,000 options the terms of which provide the purchase of one share per option at USD $1.00 per share for the term of three years which shall vest 3,000 options each month for thirty-six months.

Item 7.01	Regulation FD Disclosure.

On January 27, 2010 we issued a press release announcing the creation of an Advisory Board, the appointments of Messrs. Casaceli and Bell to that Advisory Board, and the appointment of Mr. Zyla to our Board of Directors. A copy of the press release is filed as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Xtra-Gold Resources Corp. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On January 25th, 2010 we created an Advisory Board and appointed Messrs. Robert J. Casaceli and David R. Bell as its initial members. The purpose of the Advisory Board is to provide our management with opinions and recommendations respecting geology and exploration on our Ghanaian gold exploration properties, strategic and corporate business development, corporate leadership, investor relations, corporate finance and human resources.

Mr. Casaceli is a geologist by training and has some 35 years experience in the mining and mineral exploration industries, having worked in over 50 countries around the world. Mr. Bell is a private consultant who operates his own business, Bell Geological Services and has consulted to various companies in the mining community for the past 30 years.

As compensation for there services to us, Mr Casaceli Contract fee shall be a day rate of USD$700 per day for services rendered. Mr. Bell Contract fee shall be CDN$600 per day for services rendered. Mr Casaceli and Mr. Bell both shall be entitled 108,000 options the terms of which provide for the purchase of one share per option at USD $1.00 per share for a term of three years which shall vest 3,000 options each month for thirty-six months.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated January 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xtra-Gold Resources Corp.

Date: January 28, 2010	By: /s/ James Longshore James Longshore, President